Exhibit 23

                           CHANG G. PARK, CPA, PH. D.
        * 2667 CAMINO DEL RIO S. SUITE B * SAN DIEGO * CALIFORNIA 92108 *
                 * TELEPHONE (858)722-5953 * FAX (858) 761-0341
                         * E-MAIL CHANGGPARK@GMAIL.COM *
--------------------------------------------------------------------------------

September 14, 2010

TO WHOM IT MAY CONCERN:

We consent to the incorporation by reference in the registration statements on Form 10 of Placer Del Mar Ltd. of our report dated on September 14, 2010, with respect to the audited financial statements of Placer Del Mar Ltd., included in Form 10 for the years ended June 30, 2010 and 2009.

Very truly yours,


/s/ Chang G. Park
-------------------------------
Chang G. Park, CPA




        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board